UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2023

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 4, 2023, PowerFleet, Inc. (the “Company” or “Powerfleet”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report, among other things, certain compensatory arrangements with David Wilson in connection with his appointment as the Company’s Chief Financial Officer. The Original Report inadvertently stated the incorrect exercise price of the options to purchase 130,000 shares of the Company’s common stock granted to Mr. Wilson. This Amendment No. 1 on Form 8-K/A amends Item 5.02 of the Original Report and is being filed solely to correct the exercise price of such options. Except as stated herein, all other information in the Original Report remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2023, the Company announced that David Wilson was appointed as the Chief Financial Officer of the Company, effective as of January 4, 2023.

David Wilson, 55, joins Powerfleet from NSONE, Inc. (“NS1”), a leading provider of next generation managed Domain Name System services, where he served as the Chief Financial Officer from May 2020 to December 2022. Prior to NS1, Mr. Wilson held Chief Financial Officer roles at Symphony Communication Services, LLC, an encrypted communication software company, from July 2017 to October 2019 and Ooyala Inc., a leading provider of online video services, from September 2013 to July 2017.

In connection with Mr. Wilson’s appointment as CFO, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Wilson setting forth the terms of his employment and compensation. In accordance with the Offer Letter, Mr. Wilson will receive a base salary of $350,000 per year and will be eligible to receive an annual bonus in an amount up to 75% of his base salary, which will be aligned with pre-determined Company financial goals.

The Company’s board of directors (the “Board”) also approved the following equity grants to Mr. Wilson, effective as of his appointment as CFO:

(i)	75,000 restricted shares of common stock, under the Company’s 2018 Incentive Plan, as amended, which vests as to 25% of such shares on each of the first, second, third and fourth anniversaries of the date of grant, provided that Mr. Wilson is employed by the Company on each such date;

(ii)	as an inducement material to Mr. Wilson’s entering into employment with the Company, options to purchase 130,000 shares of the Company’s common stock at an exercise price of $3.00 per share, which will have a term of 10 years and will vest as to 25% of such options on each of the first, second, third and fourth anniversaries of the date of grant, provided that Mr. Wilson is employed by the Company on each such date; and

(iii)	as an inducement material to Mr. Wilson’s entering into employment with the Company, options to purchase 275,000 shares of the Company’s common stock at an exercise price of $3.00 per share, which will have a term of 10 years and will vest in full if the volume weighted average price of the Company’s common stock during a consecutive 60 trading day period reaches $12.00 per share, provided that Mr. Wilson is employed by the Company on such date.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which was previously filed as Exhibit 10.1 to the Original Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Steve Towe
Name:	Steve Towe
Title:	Chief Executive Officer

Date: January 6, 2023